Exhibit 10.2

ASSIGNMENT OF PURCHASE AGREEMENT

VEREIT ACQUISITIONS, LLC, a Delaware limited liability company, as Assignor
and
VEREIT OFC MILFORD OH, LLC, a Delaware limited liability company, as Assignee

Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in, to and under that certain Purchase Agreement (the “Purchase Agreement”) described herein, including, without limitation, Assignor’s right, title and interest in and to the previously made Earnest Money Deposit, to Assignee and its successors and assigns. The Purchase Agreement is described as follows:

DATE OF AGREEMENT:	June 27, 2016

ORIGINAL BUYER:	VEREIT ACQUISITIONS, LLC, a Delaware limited liability company

SELLER:	Acquiport Milford LLC, a Delaware limited liability company

ASSIGNED TO:	VEREIT OFC Milford OH, LLC, a Delaware limited liability company

PROPERTY:	2000 Eastman Drive
Milford, Ohio (the “Property”)

Assignor acknowledges that it is not released from any obligations or liabilities under said Purchase Agreement; provided, however, upon consummation of the acquisition of the Property by Assignee (the “Closing”), Assignor (but not Assignee) shall be relieved of all obligations arising under the Purchase Agreement before, on and after the Closing.

Assignee hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.
Executed this 22nd day of September, 2016.

ASSIGNOR: VEREIT ACQUISITIONS, LLC, a Delaware limited liability company By: /s/ Daniel T. Haug Daniel T. Haug Authorized Officer
ASSIGNEE:

VEREIT OFC MILFORD OH, LLC, a Delaware limited liability company

By Cole Corporate Income Advisors III, LLC, a Delaware limited liability company, its Manager

   By: /s/ Todd J. Weiss
   Todd J. Weiss
   General Counsel, Real Estate